CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR CERTAIN
           PORTIONS OF THIS DOCUMENT. CONFIDENTIAL PORTIONS HAVE BEEN
               FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

                      AIRLINE PARTICIPATION AGREEMENT


      THIS AGREEMENT (this "Agreement"), dated as of November 17, 1999, is by and between priceline.com Incorporated, a Delaware corporation with an address at Five High Ridge Park, Stamford, Connecticut 06905 ("Priceline"), and American Airlines, Inc., a Delaware corporation, whose principal place of business is set forth in the notice provision of this Agreement ("Airline").

                           Preliminary Statement

      Priceline provides a service that allows consumers to purchase airline tickets at an offer price determined by the consumer (the "Priceline Service"). The consumer identifies the departure and return dates for travel and the price the consumer is willing to pay for the airline ticket(s). Priceline then determines if it is able to fulfill the customer's offer and, if it is able to do so, Priceline issues a ticket to the customer on the applicable carrier.

      Airline desires to participate in the Priceline Service and, in connection therewith, will provide Priceline with unpublished fares subject to the Restrictions (defined herein) for select origin and destination city pairs (each, an "O&D") identified by Airline in accordance with the terms and conditions set forth in this Agreement.

      Priceline desires to include Airline as a participating carrier in the Priceline Service and to have access to such unpublished fares in accordance with the terms and conditions set forth in this Agreement.

      NOW, THEREFORE, in consideration of the covenants and agreements set forth in this Agreement, the parties agree as follows:


 I.   Ticket Restrictions and Related Matters

      1. Airline shall make available to Priceline unpublished fares (the number an pricing of which determined by Airline in its sole discretion), for O&Ds (selected by Airline in its sole discretion) for a minimum period of l year, effective from the date that Priceline issues the first ticket on such fares. Such fares may be either, in Airline's sole discretion, "Special Net Fares" that provide fixed price levels with rules and availability classes specific to Priceline; or these fares may be "Netted Retail Fare" that are constructed by applying a specific discount, if any, to published retail fares. If Netted Retail Fares are used, Airline agrees to provide reasonable advance purchase rule waivers so that such fares can be used to issue Priceline Tickets (defined below). All unpublished fares provided to Priceline must be issued in accordance with rules and restrictions provided to Priceline by Airline from time to time. By way of example only, unpublished fares on certain O&D's may require specific routings or be flight/day specific. At all times during the term of this Agreement, Airline will exclusively control and determine the unpublished fares, the O&Ds, the rules and restrictions, and the levels of inventory provided to Priceline by Airline.

      2. All tickets issued by Priceline for carriage on Airline (each, a "Priceline Ticket") shall be subject to the following restrictions (the "Restrictions"):

           (a) Except as otherwise provided in Section IV.4 hereof, all Priceline Tickets will be nonrefundable, nonendorsable and nonchangeable;

           (b) All travel will be roundtrip with no stopovers or openjaw travel permitted, with no upgrades permitted and no seat assignments prior to date of departure;

           (c) Frequent Flyer mileage and upgrades will not be permitted; provided, Airline may offer such benefits at its option;

           (d) Priceline customers must agree to (i) make up to one stop or connection on both their departing and return flights on any routing, (ii) accept a ticket on any carrier participating in the Priceline Service (each , a "Participating Carrier"), and (iii) travel on any flight on the specified date of travel (x) for domestic U.S. flights, departing during the 6 a.m. 10p.m. time period (or other base period that may be identified) unless the customer has specified a request to include flights departing outside those periods, and (y) for international flights, at any time (i.e., 12:0 l a.m. to 11:59 p.m.);

           (e) All Priceline travel reservations and bookings shall be made without Priceline customers specifying a preferred (or requested) carrier, flight or time of day travel preference(s) on the specified date(s) of travel;

           (f) All Priceline Tickets require instant ticketing guaranteed with a major credit card if Priceline is able to provide an airline ticket within the customer's requested price, departure and return date parameters;

           (g) Priceline Ticket reservations are limited to no more than eight persons traveling in the same itinerary; and

           (h) Except as otherwise provided herein, in any seven (7) day calendar period, a Priceline customer shall be limited to making one (1) offer price for airline ticket(s) for a Trip. A "Trip" is defined as travel between the same airports on the same dates of travel. A Priceline customer may, within a seven calendar day period, make an offer for travel in a different airport pair, on different dates of travel or accept off-peak travel on nonjet service. Priceline will not sell a ticket to a Priceline customer in response to a second (or subsequent) offer for a Trip within a seven calendar day period; provided, that Priceline may sell a ticket in connection with a one time second offer if the Priceline customer (i) raises the offer by a minimum of [**] and (ii) accepts, as part of the second offer, (x) a travel package which includes a hotel or rental car offer, or (y) a product or service co- marketed by Priceline such as a credit card or long distance telephone service or other co-marketing program

      3. Airline may include, in addition to the Restrictions, other fare rules and conditions for Priceline Tickets issued on Airline. All Priceline Tickets issued for carriage on Airline shall be subject to the published conditions of carriage and the fare rules of Airline, to the extent such conditions and fare rules are not inconsistent with the Restrictions. Airline will honor all Priceline Tickets issued for travel on Airline in accordance with the Restrictions and other rules and conditions established by Airline for Priceline Tickets.


 II.  Priceline Ticket Reservations., Bookings, Payment and Fulfillment

      1. Airline will file unpublished fares and rules for Priceline Tickets selected by Airline with the computer reservation system ("CRS") used by Priceline. Additionally, Priceline will cooperate with Airline to identify and work toward the most efficient system for the filing of fares for use by Priceline in the operation of its air travel service with Airline, including direct settlement through Airline's internal reservation system.

      2. Priceline will determine the price at which tickets are sold based on customer offers received through the Priceline Service. Priceline shall not advertise prices or fares below Airline's published or unpublished fares.

      3. All unpublished fares made available by Airline for sale through the Priceline Service shall not be commissionable and shall be inclusive, where applicable, of the applicable domestic federal transportation excise tax contained in Section 4261(a) of the Internal Revenue Code. All such unpublished fares shall be exclusive of any Ticket Taxes, which, when applicable, must be added to the fare amount and paid by Priceline to Airline including the domestic federal segment taxes contained in Section 4261(b) of the Internal Revenue Code. The term "Ticket Taxes" is defined in Section VII.4. of this Agreement.

      4. In all Priceline Ticket transactions, Priceline will be the merchant of record and will pay and be responsible for all associated merchant charges and expenses including, without limitation, credit card fees, and will assume the risk of nonpayment by the customers and/or the credit card companies. All Priceline tickets sold on Airline will be settled through Airline Reporting Corporation ("ARC").

      5. All tickets of Airline issued through the Priceline Service will be issued by Priceline using Agency ARC: 07508546. In collecting payment for Priceline Tickets, Priceline will act as the agent of Airline pursuant to Agent's ARC Agent Reporting Agreement with ARC.

      6. Unless otherwise directed by a Priceline customer, all Priceline Tickets issued on Airline will be issued electronically. Priceline will encourage its customers to accept electronic ticketing for all Priceline Ticket requests by imposing an additional charge for the issuance of paper tickets and maintaining the issuance of electronic tickets as the default option on the Priceline Service. After issuance of electronic tickets, Priceline will promptly forward to the customer a receipt of purchase and standard conditions.

      7. Subject to the provisions of Paragraph II.5 above, all Priceline paper tickets for carriage on Airline will be issued by Priceline on standard ARC traffic documents and will be validated with Airline's validation in accordance with ARC requirements. The passenger coupon will show "bulk" for the fare amount and will include all additional collections noted in Paragraph 11.3 above. The auditor's coupon will show the Airline's unpublished fare authorized for Priceline.

      8. At the request of Airline, Priceline will incorporate into the Priceline Service, on commercially negotiated terms, a "hot link" to the designated Internet site of Airline; provided, however, that Priceline will have a reasonable period of time following any such request to accomplish any system changes, additions or enhancements necessary or appropriate for the inclusion of any such hot link.

 III. Priceline Ticket Allocation Methodology

      All Participating Carriers will be given the first opportunity to fill a customer ticket request based on a formula which allocates such requests in proportion to the aggregate domestic or international market share (as applicable) of each Participating Carrier for each O&D requested. If a Participating Carrier fails to respond to a ticket request on its designated first look, then Priceline will allocate the request through a second round of preferred looks, which will be allocated in proportion to the aggregate domestic or international market shares (as applicable) of all remaining Participating Carriers for each O&D requested (but excluding the Participating Carrier that failed to fulfill the ticket request on the first look). In the event that the Participating Carrier with the first look allocation is unable to satisfy the offer, and the Participating Carrier with the second look allocation is unable to satisfy the offer, Priceline will allocate "subsequent looks" in its sole discretion to satisfy a customer's offer.

 IV.  Priceline Customer Service

      1. Priceline will provide twenty-four (24) hour customer support services to all Priceline customers through a toll-free number at the customer support center designated by Priceline from time to time. The customer support center will be adequately staffed with personnel trained to take Priceline Ticket requests by phone and respond to all customer inquiries for related service and support. Priceline will use commercially reasonable efforts to ensure that its customer service representatives provide quality customer service and support to Priceline customers in a prompt, reliable and courteous manner.

      2. The ticket Restrictions will apply to all tickets issued through the Priceline Service on Airline. Airline may waive, at its own cost and expense, one or more of the Restrictions set forth in Sections I.2 (a)(f) pursuant to a direct arrangement made by Airline with the applicable customer holding a Priceline Ticket.
           On an exception basis where necessary or appropriate to address an escalating customer service issue of any individual customer, Priceline may refund the price of a Priceline Ticket applicable to such customer. In the event that such refunds exceed [**]% of Priceline Ticket gross ticket sales in any month, Priceline will implement such actions as are necessary to cause total refunds to be below [**]% of Priceline Ticket gross ticket sales in the following month. If in any three month period, total refunds exceed [**]% of Priceline Ticket gross ticket sales, Priceline will be responsible for any refunds greater than [**]% of Priceline Ticket gross ticket sales. At Airlines' request, Priceline shall provide Airline with a monthly report detailing the number and amount of refunded Priceline Tickets involving air transportation services on Airline. Priceline and Airline will jointly develop additional the guidelines upon which such exception refunds will be governed.


 V.   Confidentiality

      1. Priceline and Airline will each hold in confidence and, without the prior written consent of the other, will not reproduce, distribute, transmit, transfer or disclose, directly or indirectly, in any form, by any means or for any purpose, any Confidential Information of the other party. As used herein, the term "Confidential Information" shall mean this Agreement and its subject matter, and proprietary information that is provided to or obtained from one party to the other party including any information which derives economic value, actual or potential, from not being generally known to, and not generally ascertainable by proper means by, other persons, including the unpublished fares provided by Airline to Priceline pursuant to this Agreement. The recipient of Confidential Information may only disclose such information to its employees, attorneys and accountants on a need-to-know basis and provided each is aware of this provision and agrees to comply with its terms.

      2. The obligations of a recipient party with respect to Confidential Information shall remain in effect during and after the term of this Agreement (including any renewals or extensions hereof) and for a period of five (5) years thereafter, except to the extent such data:

           (a) as a result of a disclosure by the recipient, or its directors ,officers, employees, agents or advisors;

           (b) becomes available to the recipient n a non-confidential basis from a source other than the disclosing party or its affiliated companies, provided that such source is not bound by any confidentiality obligations to the disclosing party or its affiliated companies (as applicable);

           (c) is necessary to comply with applicable law or the order of other legal process of any court or similar governmental authority having jurisdiction over the recipient; provided, that to the extent reasonably practicable, the recipient shall deliver any such order or legal process to the other party prior to complying therewith to enable the other party to seek a protective order or other remedy to protect it's the disclosure of its confidential information. Both parties hereto acknowledges that the other party may be required to file this Agreement with the Securities and Exchange Commission ("SEC"), as required by federal securities laws, and that such filing shall not be deemed a violation of the provisions of this Article V; or

           (d) was in the possession of the recipient party prior to the date of disclosure by the other party, as shown by written records of the recipient party

      3. In the event the recipient becomes legally compelled to disclose any of such Confidential Information by any governmental court or body, recipient will provide the disclosing party with prompt notice so that the disclosing party may seek a protective order or other appropriate remedy and/or waive compliance (in writing) with the provisions hereof. In the event that such protective order or other remedy is not obtained, or the disclosing party waives in writing compliance with the provisions hereof, recipient will furnish only that portion of such Confidential Information which is legally required and will exercise its reasonable business efforts to obtain appropriate assurance that confidential treatment will be accorded such Confidential Information.

      4. The recipient of Confidential Information will exercise reasonable commercial care in protecting the confidentiality of the other party's Confidential Information.

      5. Priceline will not, without Airline's prior written consent, identify Airline's participation in the Priceline service until a customer is booked and confirmed for ticketing. Further, Priceline will not, without Airline's prior written consent, in any media (including its Internet site) indicate that Airline is participating or has participated in the Priceline Service except to indicate that as a consumer proposition, a Priceline customer must accept a routing on one of the major U.S. full service airlines or, in the case of international travel, other airline carriers available through the Priceline Service. Airline will not disclose its participation in the Priceline Service without Priceline's prior consent.

      6. During the term of this Agreement neither Priceline nor Airline shall use the other party's trademarks, trade names, service marks, logos, emblems, symbols or other brand identifiers in advertising or marketing materials, unless it has obtained the prior written approval of the other party. The consent required by this Paragraph V.6. shall extend to the content of the specific advertising or marketing items as well as the placement and prominence of the applicable trademark, trade name, service mark, logo, emblem, symbol or other brand identifier of the other party. Priceline or Airline, as applicable, shall cause the withholding, discontinuance, recall or cancellation, as appropriate, of any advertising or promotional material not approved in writing by the other party, that differs significantly from that approved by the other party, or that is put to a use or used in a media not approved by the other party.

      7. Priceline will not disclose (including without limitation by sale) to any third party information specific to a customer's usage of Airline obtained through the Priceline Service.

      8. During the term of the Agreement, and for a period of one year, thereafter, Airline agrees not to make any remarks to the public about Priceline or the Priceline Service that is intended to be negative or disparaging, other than in connection with any litigation between the parties or otherwise as required by law.


 VI.  Term of Agreement

      1. Subject to the provisions of this Paragraph VI., the term of this Agreement (herein so called) will commence on the date set forth on the first page of this Agreement (the "Commencement Date") and will continue until terminated pursuant to this Paragraph VI. Notwithstanding the foregoing, Priceline or Airline may terminate this Agreement at any time after one (1) year following the Commencement Date, with or without cause, on thirty (30) days' prior written notice to the other party.

      2. In the event either party is in material breach of its obligations under this Agreement, the non-breaching party may terminate this Agreement on thirty (30) days written notice to the breaching party, provided the breaching party has failed to cure such breach within such thirty (30) day period.

      3. Either party may terminate this Agreement upon written notice to the other party in the event that bankruptcy or insolvency proceedings are filed by or commenced against the other party.

      4. The obligations of the parties under Paragraphs V., VII. and IX. of this Agreement shall indefinitely (except as otherwise limited to a certain term therein) survive the termination of this Agreement.

      5. In the event of written notice of termination of this Agreement in accordance with the terms of this Paragraph VI, all Priceline Tickets issued on Airline prior to the effective date of termination specified in such notice will be honored by Airline under the terms of this Agreement.


 VII. Representations and Warranties and Indemnification

      1. Each party hereby represents and warrants to the other as follows:

           (a) Such party is duly organized and validly existing under the laws of the state of its incorporation and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof.

           (b) Such party is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder.

           (c) This Agreement is a legal and valid obligation binding upon it and enforceable with its terms. The execution, delivery and performance of this Agreement by such party does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

      2. Priceline represents and warrants that it owns or has the legal right to use the systems, processes and technology used by Priceline to provide the Priceline Services and they do not, to the best of its knowledge, infringe any patent of any third party.

      3. Priceline will indemnify, defend and hold harmless Airline, its officers, directors, employees and agents, from and against all damages, losses and causes of action (including reasonable attorneys' fees), including, without limitation, damage to property or bodily injury, on an after-tax basis, to the extent caused by or related to (i) Priceline's breach of this Agreement or the ARC Agent Reporting Agreement, (ii) any inaccuracy in any of Priceline's representations or warranties set forth in Paragraphs VII.1. and VII.2. above, (iii) by the negligence or willful acts of Priceline or any of its employees or agents, or
           (iv) any actual or alleged claim that all or any part of the systems, processes or technology used by Priceline to provide the Priceline Services infringes, directly or indirectly, any patent or copyright or misappropriates any trade secret.

      4. Priceline shall be solely responsible for collecting and remitting Ticket Taxes, if any, payable on amounts collected by Priceline on tickets issued for travel by Airline in excess of amounts paid by Priceline to Airline in respect to such tickets. The term "Ticket Taxes" includes: (i) any applicable taxes pursuant to Section 4261 of the Internal Revenue Code paid along with all penalties and interest thereon and (ii) any applicable passenger facility charges, stamp taxes, excise taxes, (including segment fees), value added taxes (in the nature of a sales or use tax), gross receipts taxes (in the nature of a sales or use tax), U.S. Department of Agriculture APHIS user fees, U.S. Customs user fees, U.S. Immigration and Naturalization Service user fees, security charges and other taxes and user fees or charges imposed by any domestic or foreign governmental entity on a per passenger basis or as a percentage of the fare paid and all penalties and interest thereon. Priceline will indemnify, defend and hold harmless Airline and its affiliates, and any of their officers, directors, employees, and agents, from and against all assessments or payments for tax, interest and penalties for Ticket Taxes on any amounts attributed to the excess of the amounts paid or payable by Priceline to Airline for tickets purchased under this Agreement. This indemnification specifically includes, but is not limited to, assessments or payments under Sections 4261, 4263, 6651, 6652, 6656, 6662, 6672, or 6861 of the Internal Revenue Code, and any successor provisions. Priceline further agrees, as part of this indemnification, to reimburse Airline and its affiliates, and any of their officers, directors, employees, and agents, for any reasonable out of pocket expenses, including attorneys' fees and expenses Airline may have incurred in connection with any such assessment or payment raised by any authority in connection with such Priceline Tickets. The obligations of this Section are supplementary of those set forth in Section VII. 3. and shall survive the termination of this Agreement.

      5. Priceline hereby acknowledges that Airline's sales documentation for Priceline Tickets sold to Priceline is sufficient to meet the requirements of Section 7275 of the Internal Revenue Code and Priceline is responsible for Section 7275 obligations regarding ticketing and advertising of Priceline Tickets.

      6. Airline will indemnify, defend and hold harmless Priceline and its officers, directors, employees and agents from and against all damages, losses and causes of action (including reasonable attorneys' fees), including, without limitation, damage to property or bodily injury, on an after-tax basis, to the extent caused by (i) Airline's breach of this Agreement, (ii) any inaccuracy in any of Airline's representations or warranties set forth in Paragraph VII.1. above, or (iii) by the negligence or willful acts of Airline or any of its employees or agents.


 VIII.     Reporting and Audit Rights

      1. Priceline will provide monthly (or at least as frequently as to the other Participating Carriers) electronic reports in a format reasonably agreed to by Priceline and Airline summarizing (i) information concerning each ticket issued by Priceline on Airline; (ii) aggregate information (i.e. non airline specific) for all tickets issued by Priceline I in each O&D that Airline participates (including, without limitation, aggregate information on the number of passengers ticketed per O&D by travel date); (iii) aggregate information for all Priceline offers not ticketed in each O&D that Airline participates; (iv) information about the market share in each O&D in which Airline participates; and (v) any other information reasonably requested by Airline.

      2. Priceline will provide to Airline an annual statement by Priceline's independent accounting firm or other qualified third-party concerning Priceline's compliance with the Priceline Ticket Allocation Methodology specified in Paragraph III. and all reporting obligations required by this Agreement.

      3. Airline may, upon reasonable notice to Priceline and during normal business hours, audit the financial books and records of Priceline and the information specified in Paragraphs VIII.1. and
           2. Any such audit shall be at the sole cost and expense of Airline, except that the costs of the audit will be at the expense of Priceline if it reveals that Priceline has not materially complied with the terms of this Agreement.


 IX.  General Provisions

      1. Any notice required or permitted hereunder shall be deemed sufficient if given in writing and delivered personally, by facsimile transmission, by reputable overnight courier service or United States mail, postage prepaid return receipt requested, to the addresses shown below or to such other addresses as are specified by similar notice, and shall be deemed received upon personal delivery, upon confirmed facsimile receipt, two (2) days following deposit with such courier service, or three (3) days from deposit in the United States mails, in each case as herein provided:

           If to Priceline:

           Priceline.com Incorporated
           Five High Ridge Park
           Stamford, CT 06905
           Attention: Paul Francis, Chief Financial Officer
           Phone: (203 ) 705-0000
           Fax: (203) 595-8344

           With a copy to:

           Priceline.com Incorporated
           Five High Ridge Park
           Stamford, CT 06905
           Attention: Timothy G. Brier, Executive Vice President, Travel
           Phone: (203) 7053000
           Fax: (203) 5958343

           If to Airline:

           American Airlines, Inc.
           4333 Amon Carter Boulevard
           Fort Worth, TX 76155
           Attention: Craig Kreeger, Vice President & General Sales Manager
           Phone: (817) 972-2742
           Fax: (972) 425-7697

           With a copy to

           American Airlines, Inc.
           4333 Amon Carter Boulevard
           Fort Worth, TX 76155
           Attention: Corporate Secretary
           Phone: (817) 9671254
           Fax: (817) 9674313

           A party may change its address and the name of its designated recipient of copies of notices for purposes of this Agreement by giving the other pates written notice of the new name and the address, phone and facsimile number of its designated recipient in accordance with this Paragraph IX.1.

      2. The relationship by and among Airline, Priceline and as set forth in this Agreement shall be nonexclusive. As such, Airline may participate in other programs, similar or dissimilar, to the Priceline Service.

      3. No waiver or breach of any of the provisions of this Agreement shall be construed as a waiver of any succeeding breach of the same or any other provision.

      4. This Agreement and the Attachments hereto supersede and replace all previous understandings or agreements, oral or written, with respect to the subject matter. The captions in this Agreement are for convenience only and do not alter any terms of this Agreement.

      5. This Agreement may be amended or modified only by a written amendment executed by the parties.

      6. The formation, construction, performance and validity of this Agreement shall be governed by the internal laws of the State of New York. Each party agrees that any civil suit or action brought against it as a result of any of its obligations under this Agreement may be brought against it either in the state or federal courts of the principal place of business of either party, and each party hereby irrevocably submits to the jurisdiction of such courts and irrevocably waives, to fullest extent permitted by law, any objections that it may now or hereafter have to the laying of the venue of such civil suit or action and any claim that such civil suit or action has been brought in an inconvenient forum, and each party further agrees that final judgment in any such civil suit or action shall be conclusive and binding upon it and shall be enforceable against it by suit upon such judgment in any court of competent jurisdiction.

      7. No party will in any manner or by any device, either directly or indirectly, act in violation of any applicable law, governmental order or regulation. Priceline shall comply at all times with the provisions of Airline's tariffs (except where such tariffs are specifically amended by Airline under the terms of this Agreement) and the terms of the Airline Reporting Corporation
           (ARC) Agent Reporting Agreement and the American Airlines Addendum thereto.

      8. Priceline agrees to notify Airline promptly, in writing, in the event there is a change of control in the ownership of Priceline. For purposes of this Agreement, a "change of control" with respect to a party means (i) the acquisition by any other person or group (within the meaning of Section 13(d)(3) of the Securities Exchange Act (except an employee group of such party, any of its subsidiaries or a company of such party)), of the beneficial ownership securities representing 20% or more of the combined voting power of the securities entitled to vote generally in the election of the board of directors of such party, or (ii) the sale, mortgage, lease or other transfer of assets or earning power constituting more than 50% of the assets or earning power of such party (other than ordinary course financing); PROVIDED that in no event shall a change of control be defined to include (i) the formation by a party of a holding company or (ii) an intra-corporate transaction with a company under common control with a party. Upon the occurrence of a change of control of a party, the other party may terminate this Agreement on thirty (30) days prior written notice.

      9. No party hereto shall assign or transfer or permit the assignment or transfer of this Agreement without the prior written consent of the other party.

      10. This Agreement shall not be deemed to create any partnership or joint venture between Airline and Priceline, nor to create any rights in favor of any person or entity other than the parties hereto. This Agreement is for the sole benefit of the parties and nothing herein expressed or implied shall give or be construed to give any other person any legal or equitable rights hereunder.

      11. NO PARTY WILL BE LIABLE FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING LOST REVENUES, LOST PROFITS, OR LOST PROSPECTIVE ECONOMIC ADVANTAGE, ARISING FROM THIS AGREEMENT OR ANY BREACH HEREOF.

      12. In the event that either party hereto is prevented from fulfilling any of its obligations under this Agreement for a period not exceeding one hundred twenty (120) consecutive days for a reason beyond its control, including, but not limited to, strikes, lockouts, work stoppages or other labor disputes, riots, civil commotions, acts of God, fire, flood and other weather-related reasons, governmental action or directive (a "Force Majeure Event "), such party shall not, by reason of being so prevented, be in breach of this Agreement and such condition shall not be cause of termination by the other party. If a Force Majeure Event continues for a period in excess of one hundred twenty (120) consecutive days as to one party which prevents that party from fulfilling in any material way its obligations under this Agreement to the party, the other party shall have the right to terminate this Agreement upon thirty (30) days' advance written notice to the other party.

      13. It is expressly acknowledged that this Agreement is not conditioned in any way upon Priceline's choice of, or use of, any particular computer reservation system.

      14. Unless otherwise expressly provided, the remedies provided by this Agreement are not intended to be exclusive. Each shall be cumulative and shall be in addition to all other remedies available to either party under this Agreement, at law or in equity.

      15. This Agreement may be executed in counterparts, each of which shall be deemed an original, and together, shall constitute one and the same instrument. Execution may be effected by delivery of facsimiles of signature pages (and the shall follow such delivery by prompt delivery of originals of such pages).


      IN WITNESS WHEREOF., the parties have executed and delivered this Agreement on the date indicated above.


 PRICELINE.COM INCORPORATED           AMERICAN AIRLINES, INC.


 By:______________________            By:________________________
 Name:  Timothy Brier                 Name:
 Title: Executive Vice President,     Title:
        Travel

[**]=Confidential Treatment requested for redacted portion